UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  March 23, 1995


Commission File Number:    000-17962


                         Applebee's International, Inc.
                 (Exact name of registrant as specified in its
                                    charter)

               Delaware                                   43-1461763
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
         of incorporation or
            organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
             (Address of principal executive offices and zip code)

                                 (913) 967-4000
                 (Registrant's telephone number, including area
                                     code)


                                      None
         (Former name or former address, if changed since last report)







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Item 2.    Acquisition or Disposition of Assets

           On March 23, 1995, Applebee's International, Inc. ("AII") completed the previously announced acquisition of Innovative Restaurant Concepts, Inc. and its affiliates ("IRC"). IRC is the owner and operator of the Rio Bravo Cantina chain of 13 Mexican restaurants, five of which are in Georgia, seven in Florida and one in Tennessee. IRC also operates three other specialty restaurant concepts, comprised of two Green Hills Grille restaurants, an upscale Rio Bravo Cantina called the Rio Bravo Grill, and Ray's on the River.

           A total of approximately 2,630,000 shares of AII Common Stock were issued to the shareholders and limited partners of IRC, and IRC employees exchanged pre-existing stock options for options to purchase approximately 147,000 shares of AII Common Stock. 7.5% of such shares and options were placed in escrow to address potential adjustments during the escrow period that will end December 23, 1995. In addition, AII assumed $13.7 million of IRC indebtedness. The transaction is being accounted for as a pooling of interests. Merger costs, which are estimated to approximate $1,700,000, will be expensed in the first quarter of 1995.

           IRC reported sales of $54.0 million in fiscal 1994, including $38.5 million from the 12 Rio Bravo Cantinas which were open at the end of 1994. Sales contribution in fiscal 1994 from Ray's on the River was $5.5 million, while the two Green Hills Grille restaurants and Rio Bravo Grill contributed $5.8 million and $2.6 million, respectively. Average annual per restaurant sales for the Rio Bravo Cantinas which were open for the full year of 1994 were approximately $3.8 million and comparable restaurant sales for fiscal 1994 increased 9.5% in comparison to fiscal 1993 (comparable restaurant sales are computed by comparing restaurants that have been open 18 months or more). In addition, the Rio Bravo Cantina concept reported food sales of 68.4% of total sales for fiscal 1994.

           IRC reported overall restaurant operating margins of 15.0% for fiscal 1994, and restaurant operating margins for the Rio Bravo Cantinas (excluding the three specialty concepts) of 17.0% for fiscal 1994.

           In conjunction with the acquisition, Philip J. Hickey continues in his position as President of Rio Bravo, and Raymond D. Schoenbaum, Chairman and founder of Rio Bravo, became a consultant to AII and a member of its Board of Directors.

           The consideration paid by AII for the acquisition was determined pursuant to arm's length negotiations between the parties and all consideration (other than fractional shares) was paid in the form of newly issued shares of AII Common Stock or options to purchase AII Common Stock.


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


Item 7.         Financial Statements and Exhibits

(a) and (b)     Financial Statements

                The financial statements required by Item 7(a) and (b) were filed as a part of the Registration Statement of Applebee's International, Inc. on Form S-4, Registration No. 33-87590, filed December 20, 1994, and are incorporated herein.

(c)             Exhibits

                10.1 Agreement and Plan of Merger dated October 14, 1994 by and among Applebee's International, Inc., IRC Acquisition Corp., Innovative Restaurant Concepts, Inc., and certain stockholders of Innovative Restaurant Concepts, Inc. (incorporated by reference to Exhibit 2.1 to the Registration Statement of Applebee's International, Inc. on Form S-4 filed December 20, 1994).

                10.2 Acquisition Agreement dated October 14, 1994 by and among Applebee's International, Inc., IRC Acquisition Corp., Innovative Restaurant Concepts, Inc., and Rio Real Estate, L.P. (incorporated by reference to
                           Exhibit 2.1 to the Registration Statement of Applebee's International, Inc. on Form S-4 filed December 20, 1994).

                10.3 Acquisition Agreement dated October 14, 1994 by and among Applebee's International, Inc., IRC Acquisition Corp., Innovative Restaurant Concepts, Inc., CG Restaurant Partners, Ltd., and Cobb/Gwinnett Rio, Ltd. (incorporated by reference to Exhibit 2.3 to the Registration Statement of Applebee's International, Inc. on Form S-4 filed December 20, 1994).


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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  APPLEBEE'S INTERNATIONAL, INC.
                                  (Registrant)


Date:    April 4, 1995            By:  /s/ George D. Shadid
                                       George D. Shadid
                                       Executive Vice President and
                                       Chief Financial Officer



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